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                                                                   EXHIBIT 10.57
                                                                   -------------

                       SPECIAL DEPOSIT ACCOUNT AGREEMENT
                     (SECURITY INTEREST IN DEPOSIT ACCOUNT)

To:  Union Bank of California, N.A.
     Office: Los Angeles Headquarters Office
             445 South Figueroa
             Los Angeles, California 90071
     Attention:  Debra Jamin Heller

Re:  Borrower: Tarrant Apparel Group dba Fashion Resource
     Secured Party: The Hongkong and Shanghai Banking Corporation, Ltd., Title of Special Deposit Account: Tarrant Apparel Group dba Fashion
      Resource
     Special Deposit Account for Hongkong Bank
     Special Deposit Account Number: 2100691003



1. SECURITY INTEREST IN SPECIAL DEPOSIT ACCOUNT. This shall serve as notice to Union Bank of California, N.A. ("Bank") that Tarrant Apparel Group dba Fashion Resource ("Borrower") has assigned and granted to the Hongkong and Shanghai Banking Corporation, Limited ("Secured Party") a security interest in certain assets of Borrower, including among other things, all checks, drafts, and other instruments deposited in account number 2100691003 ("Special Deposit Account") maintained by Borrower with Bank, and any and all future deposits thereto, and any and all proceeds thereof, including any interest earned thereon.

2. BANK ACKNOWLEDGMENT. Bank acknowledges and agrees that Bank has received notice of Secured Party's security interest in the Special Deposit Account. Borrower has assigned to Secured Party all funds deposited in the Special Deposit Account, and Bank shall act as Secured Party's agent with respect to the receipt, processing, and application of those funds. For so long as this Agreement remains in effect, Bank waives its rights of charge back, setoff and/or banker's lien against the Special Deposit Account. Provided, however, that nothing herein constitutes a waiver of, and Bank expressly reserves all of its present and future rights (whether described as rights of setoff, banker's lien, chargeback or otherwise and whether available to Bank at law, in equity, under the Commercial Code, under any other agreement between Bank and Borrower concerning the Special Deposit Account or otherwise) with respect to (a) Items deposited to the Special Deposit Account that are returned unpaid, whether for insufficient funds or for any other reason; (b) claims of breach of the Commercial Code's warranties of good title or of no-material-alterations made against Bank in connection with Items deposited to the Special Deposit Account; and (c) Bank's usual and customary charges for services rendered in connection with the Special Deposit Account. Secured Party acknowledges and agrees that its security interest in the Special Deposit Account is subordinate to the rights reserved by Bank in this paragraph.

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3.   RETURNED ITEMS AND FEES.  Bank will charge a separate deposit account
(#2100690988) to be maintained by Borrower for Items deposited to the Special Deposit Account that are returned unpaid or returned for any reason and for Bank's fees and charges relating to the Special Deposit Account. In the event that there are insufficient funds in Borrower's separate account to cover the amount of Bank's fees, charges, or returned Items, Bank may charge the Special Deposit Account for the insufficiency. Bank reserves the right to place a hold on funds deposited to the Special Deposit Account to the extent permitted by Federal Reserve Regulation CC. Upon demand, Secured Party agrees to reimburse Bank for Bank's fees, charges, and returned Items if there are insufficient funds in Borrower's separate account for the Special Deposit Account to cover such fees, charges, and returned Items.

4. SECURED PARTY'S ORDERS. Borrower hereby irrevocably authorizes and directs Bank to honor only such withdrawal and transfer orders respecting the Special Deposit Account as Secured Party may issue, notwithstanding any inconsistent or conflicting orders given to Bank by Borrower.

5. RELEASE OF SECURITY INTEREST; TERMINATION OF AGREEMENT. This Agreement shall remain in full force and effect until Bank receives at the Banking Office Secured Party's written notice of release of its interest in, or assignment to Borrower of, the Special Deposit Account. Notwithstanding the foregoing, either Secured Party or Bank may terminate this Agreement by giving 30 days' written notice to the other and to Borrower. Following such termination Bank shall follow Secured Party's instructions for the payment of any balance of funds in the Special Deposit Account. Termination shall not affect the duties or responsibilities of any party hereto arising out of transactions occurring prior to termination.

6. DEPOSITS BY BORROWER OR SECURED PARTY. For so long as this Agreement remains in force, Bank may accept for deposit into the Special Deposit Account, any checks, drafts, or other instruments for the payment of money (as used in this Agreement, each an "Item" and collectively "Items") payable or endorsed to Borrower, to Secured Party, to both of them, or to cash or bearer, whether endorsed or unendorsed.

7. BANK'S DISCLAIMERS; SCOPE. Secured Party and Borrower acknowledge and agree that (a) Bank makes no representations or warranties, express or implied, concerning the validity, perfection, or priority of Secured Party's security interest in the Special Deposit Account; (b) this Agreement applies only to the Special Deposit Account designated above, but not to any other deposit account which Borrower may now or hereafter maintain with Bank.

8. INDEMNIFICATION OF BANK BY BORROWER. Borrower agrees to defend, indemnify and hold Bank, its directors, officers, employees, attorneys, successors and assigns, harmless from and against any and all loss, liability, cost, damage and expense, including, without limitation, legal and accounting fees and expenses, arising in any manner whatsoever out of: (a) the acts, errors or omissions of Borrower or Secured Party or the agent of either; and (b) Bank's acting in accordance with the provisions of this

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Agreement, excepting only liability occasioned solely by Bank's gross negligence or willful misconduct. In no event shall Bank be liable for any consequential, indirect, punitive, or special damage relating to its performance of its duties under this Agreement, excepting only damages caused by Bank's willful misconduct or fraud.

9. INDEMNIFICATION OF BANK BY SECURED PARTY. Secured party agrees to indemnify, release, and hold Bank, its directors, officers, employees, attorneys, successors and assigns, harmless from and against any and all loss, liability, cost, damage and expense including, without limitation, legal and accounting fees and expenses, arising in any manner whatsoever out of Bank's acting on any notice, orders or instructions concerning the Special Deposit Account given to Bank by Secured Party.

10. BANKRUPTCY; LEGAL PROCESS. In the event that Borrower becomes subject to voluntary or involuntary proceedings under the U.S. Bankruptcy Code, or if the Bank is served with legal process which the Bank in good faith believes affects the Special Deposit Account, Bank shall have the right to place a hold on funds deposited to the Special Deposit Account until such time as the Bank receives an appropriate court order or other assurances satisfactory to Bank establishing that the funds may be disbursed according to the provisions of this Agreement. Bank shall immediately provide Borrower and Secured Party notice of any hold placed by Bank under this paragraph.

11. NOTICES. Any notice given by any party under this Agreement shall be effective only if (a) given in writing and (b) personally delivered, sent by United States mail, postage prepaid, or sent by telecopier or other authenticated message, charges prepaid and addressed to the respective address set forth herein or in Bank's records for Borrower and Secured Party, respectively. Either Secured Party, Borrower, or Bank may change the place to which notices, requests, and other communications are to be sent by giving written notice of such change to the others.

Notwithstanding the foregoing, Bank shall have no obligation to act upon any Orders, Secured Party's Release, or other notices or instructions given to Bank hereunder until received in writing at the address specified below.

Union Bank of California, N.A. (Bank)
Office:  Los Angeles Headquarters Office
         445 South Figueroa
         Los Angeles, Ca 90071
Telecopier:  800-738-2329
Telex:  188612 UNIONBK UT
Telephone:  800-298-6466
Attention:  Juanita Balagtas or Karen Hall or Francine Alfaro

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Tarrant Apparel Group dba Fashion Resource (Borrower)
3151 East Washington Blvd., Los Angeles, California 90023
Telecopier: (213)881-0368
Telephone: (213)881-0331
Attention:  Nafi Sedaghat


The Hongkong and Shanghai Banking Corporation, Ltd., (Secured Party) Level 10, 1 Queens Road Central
Hong Kong
Telecopier:  852-2877-5442
Telex:  73205 HSBC HX
Telephone:  852-2822-3515
Attention:  James Benoit, CFA


12. SUCCESSORS AND ASSIGNS; NO THIRD PARTY RIGHTS; ENTIRE AGREEMENT; AMENDMENTS; CALIFORNIA LAW; COUNTERPARTS; CAPTIONS; NON-WAIVER; RIGHTS CUMULATIVE; CORPORATE/PARTNERSHIP AUTHORITY. The provisions of this Agreement shall be binding upon and inure to the benefit of Bank, Secured Party and Borrower and their respective successors and assigns and to no other person, firm or entity; provided, however, that neither Secured Party nor Borrower may assign any of its rights hereunder without Bank's prior written consent. This Agreement constitutes the entire agreement between Bank, on the one hand, and Secured Party and Borrower on the other hand, concerning the subject matter hereof. Except to the extent inconsistent herewith, all other agreements between Bank and Secured Party or Borrower concerning the Special Deposit Account shall remain in full force and effect. This Agreement shall be construed and interpreted in accordance with California law. This Agreement may be executed in counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument. Each person signing on behalf of a party hereto warrants that such party has performed all corporate or partnership actions necessary to make this Agreement a binding obligation, enforceable in accordance with its terms. No modification, amendment or alteration of this Agreement will be effective against any party hereto unless specifically agreed upon in a writing signed by that party.

13. ARBITRATION. Any controversy or claim between or among the parties arising out of or relating to this Agreement, or the breach thereof, shall at the request of any party be determined by mandatory and binding arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association

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("AAA"). The arbitration shall be conducted within the County of Los Angeles,
California. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction.

The foregoing is hereby acknowledged and agreed to, effective _____________, 1997.


THE HONGKONG AND SHANGHAI BANK CORP., LTD.

By:   /s/ James Benoit
    ---------------------------------

Title: Corporate Relationship Manager
       ------------------------------



TARRANT APPAREL GROUP DBA FASHION RESOURCE    TARRANT APPAREL GROUP DBA FASHION
                                              RESOURCE


By:   /s/ Mark B. Kristof                     By:   /s/ Corazon R. Reyes
    -------------------------------                 ------------------------

Title: Vice President-Finance & CFO           Title: Chief Operating Officer
       ----------------------------                  -----------------------



UNION BANK OF CALIFORNIA, N.A.


By:   /s/ Debra Jamin Heller
    ------------------------

Title: Vice President
       ---------------------

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